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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest reported) September 19, 2002
                                                    ------------------

                                   Ontro, Inc.
                                   -----------
             (Exact name of registrant as specified in its chapter)

         California                    001-13639                 33-0638356
         ----------                    ---------                 ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation                File Number)           Identification No.)

                   13250 Gregg Street
                        Poway, CA                                   92064
        (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code 858-486-7200
                                                   ------------

                                       n/a
                                       ---
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         n/a

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         n/a

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         n/a

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         n/a

ITEM 5. OTHER EVENTS.

Buyout Proposal

         On September 7, 2002, Ontro, Inc., a California corporation ("Ontro") and Aura (Pvt.) Ltd., a Pakistani corporation and the largest shareholder of Ontro ("Aura"), executed a buyout proposal letter (the "Buyout Proposal"). The Buyout Proposal has not been reduced to a binding agreement and, thus, is not binding on Ontro as of the date of this Current Report. In the event that the transactions contemplated by the Buyout Proposal become the subject of a binding agreement by and between Aura and Ontro, it will be subject to the approval of Ontro's shareholders. Ontro intends to seek such approval at the upcoming annual meeting of its stockholders scheduled to take place early November 2002.

         Under the terms and conditions of the Buyout Proposal Aura agrees to sell to a third-party investor group designated and authorized by Ontro's Board of Directors (the "Investors") all shares of Ontro's common stock held by Aura (the "Aura Shares") as of the date of the Buyout Proposal. Aura further agrees to cancel and surrender all interest in its existing warrants to purchase additional shares of Ontro's common stock, as well as its interest in the underwriter's representatives' options in connection with Ontro's initial public offering. In the event that the Buyout Proposal is reduced to a binding agreement and executed by both Aura and Ontro, the Investors would be responsible for a payment in the amount of approximately $1,550,000, or $0.50 per share, and Ontro would be responsible for certain future payments in the event it meets certain performance milestones as set forth in the Buyout Proposal.

         THE FOREGOING IS A SUMMARY DESCRIPTION OF THE TERMS OF THE BUYOUT PROPOSAL AND BY ITS NATURE IS INCOMPLETE. IT IS QUALIFIED IN THE ENTIRETY BY THE TEXT OF THE BUYOUT PROPOSAL, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 99.4.

Standstill Agreement

         On September 8, 2002, Aura and Ontro executed a Standstill Agreement (the "Agreement"). In accordance with the terms and provisions of this Agreement, Aura and its respective affiliates agree, inter alia, to (i) not acquire any direct or beneficial interest in any equity securities of Ontro,
(ii) not vote any voting securities of Ontro, (iii) not participate in any solicitation of proxies, and (iv) deposit any securities of Ontro into a voting trust. Aura also granted an irrevocable proxy coupled with interest to the Chief Executive Officer of Ontro to vote all Ontro shares held by Aura in the name of Aura in the same manner and proportion as the shares held by all Ontro's stockholders. The Agreement expires on September 12, 2012.

         THE FOREGOING IS A SUMMARY DESCRIPTION OF THE TERMS OF THE STANDSTILL AGREEMENT AND BY ITS NATURE IS INCOMPLETE. IT IS QUALIFIED IN THE ENTIRETY BY THE TEXT OF THE STANDSTILL AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS
EXHIBIT 99.5.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         n/a

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         n/a

ITEM 8. CHANGE IN FISCAL YEAR.

         n/a

ITEM 9. REGULATION FD DISCLOSURE.

         n/a

                                        2



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            Ontro, Inc.
                                                     a California corporation

                                                       /s/ James A. Scudder
                                                       -------------------
                                                       James A. Scudder
Date September 19, 2002                                Chief Executive Officer

                                        3



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                                  EXHIBIT INDEX

Exhibit           Description

99.4     Letter dated September 6, 2002 from Ontro, Inc. to Rafi Khan.

99.5 Standstill Agreement dated September 8, 2002 between Ontro, Inc. and Aura (Pvt.) Ltd.